EXHIBIT 10.4

PROMISSORY NOTE

Principal amount $205,000.00

                                                                              Date: October 3, 2003

     FOR VALUE RECEIVED, the undersigned hereby promise to pay to the order of American Pension Services, Inc., /FUB custodian for David K. Richards the sum of Two Hundred Five Thousand Dollars ($205,000.00), together with interest thereon at the rate of 15.0% per annum on the unpaid balance. Said sum shall be paid in the manner following: interest only payments, beginning on November 20, 2003, continuing until June 3, 2004, a balloon payment of the remaining principal balance will be due on June 3, 2004.  The monthly payments are to be paid on the 20th day of each month. The first payment will be due on November 20, 2003.

     All payments shall be first applied to interest and the balance to principal.  Notwithstanding interest only payments until the final balloon payment are only required under this note.  This note may be prepaid, at any time, in whole or in part, without penalty.

     This note shall at the option of any holder thereof be immediately due and payable upon the occurrence of any of the following:

1. Failure to make any payment due hereunder within Thirty (30) days of its due date.

2. Breach of any condition of any security interest, mortgage, loan agreement, pledge agreement or guarantee granted as collateral security for this note.

3. Breach of any condition of any loan agreement, security agreement or mortgage, if any, having a priority over any loan agreement, security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this note.

4. Upon the dissolution or liquidation of any of the undersigned, or any endorser, guarantor to surety hereto.

5. Upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

This Agreement constitutes the full and complete understanding and agreement of the parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto, including, without limitation, any other promissory note or agreement between TTR HP and American Pension Services, Inc.

     In the event this note shall be in default and placed for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. All payments hereunder shall be made to such address as may from time to time be designated by any holder.

American Pension Services, Inc.

TTR HP, Inc.

By: /s/ Curtis L. DeYoung

By: /s/ Bryan Hunsaker

Name: Curtis L. DeYoung

Name: Bryan Hunsaker

Title: President

          Title: CEO